Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Annual Report on Form 10-K/A of our reports dated March 21, 1997 (the "Reports"), covering the financial statements of Styling Technology Corporation (the "Company"), Gena Laboratories, Inc., Body Drench, JDS Manufacturing Co., Inc. and Kotchammer Investments, Inc. (collectively, the "Company and its Predecessors"). In addition, as independent public accountants, we hereby consent to the incorporation by reference of these Reports in the Company's previously filed Registration Statements on Forms S-8 No. 333-43599 and No. 333-47131, filed December 31, 1997 and February 27, 1998, respectively.


                                              /s/ Arthur Andersen LLP
                                              ----------------------------------
                                                  Arthur Andersen LLP

Phoenix, Arizona,
  February 19, 1998.